First SunAmerica
Life Insurance Company

733 Third Avenue
New York, NY  10017
800-272-3007
Fax: 212-551-5373

                              [LOGO] FIRST SUNAMERICA
                                     A SunAmerica Company




VIA EDGAR
---------

January 28, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

RE:  FS Variable Separate Account
     First SunAmerica Life Insurance Company
     File Nos. 33-85014 and 811-8810

Ladies and Gentlemen:

        Based on a review of the relevant documents and materials and on the basis of available information, the undersigned is of the opinion that the securities issued during the fiscal year ended
November 30, 1996 by FS Variable Separate Account were legally issued, fully paid and non-assessable.

        I am a member of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California and the federal laws of the United States of America.

Very truly yours,



/s/ SUSAN L. HARRIS

Susan L. Harris
Senior Vice President and Secretary